Exhibit 10.01


                             MASTER AGENCY AGREEMENT

This MASTER AGENCY AGREEMENT ("Agreement") is made this day of 29th day of January, 2001 by and between KeyCom, Inc., a corporation with offices at 5707 Corsa Avenue, Suite 103, Westlake Village, California 91362 ("KeyCom") and Instanet, Inc., a Nevada corporation of 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120 ("Instanet") to-wit:

WHEREAS, KeyCom has developed an electronic cash transmission system known as XTRAN which deploys a proprietary software-driven Point-of-Sale counter top devices that notifies parties of cash remittances with attendant security and cash distribution directions; and

WHEREAS, Instanet has developed certain business relationships and technical capabilities complementary to the core business of KeyCom and XTRAN;

WHEREAS, KeyCom desires to appoint Instanet as KeyCom's Exclusive Merchant for extending cash remittance transactions on the XTRAN system throughout the world by making possible execution of funds transfer transactions over World Wide Web on a website to be constructed and maintained by Instanet;

WHEREAS, KeyCom desires to appoint Instanet as its Master Agent to expand and extend XTRAN's, presence throughout the world by virtue of expanding and extending the number of Xtran Locations complementary, supplementary and in addition to the existing strategic locations KeyCom; and

WHEREAS, Instanet desires to accept the appointment as Master Agent and Exclusive Agent on behalf of KeyCom pursuant to the terms of this Agreement, to-wit:

In consideration of the mutual promises made herein KeyCom and Instanet agree as follows:

DEFINITIONS

The terms used in this Agreement shall have the usual and ordinary meaning attributed to them, unless specially defined in this Paragraph.

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A. The term Master Agent shall mean Instanet's assistance in complementing and supplementing Xtran existing Locations complementary and supplementary with KeyCom's strategic plan of expanding the services of Xtran within and outside the United States.

B. The term XTRAN shall mean that cash transmission notification system developed by KeyCom deployed by proprietary software-driven Point-of-Sale terminals for the remittance of funds and payments of funds through established merchants inside and outside the United States.

C. The term merchant shall mean any party authorized, or the party's authorized agent eligible to execute the remittance or payout of a funds transfer transaction over the Xtran system.

D. The term Locations shall mean those points of sale for the remittance and payout of funds transfer transactions established by Instanet and executed over the Xtran System (i) whether inside or outside of the US; (ii) whether by placement of a POS terminal or software download to an existing compatible terminal; (iii) whether for remittance or for pay out of funds transfer transactions established by Instanet in addition to the currently existing Xtran locations as of the date of this agreement.

E. The term Exclusive Merchant shall mean the only merchant granted the right by KeyCom eligible to execute Xtran funds transfer transactions, whether remittance or payout transactions via a website connected to the World Wide Web.

1. BACKGROUND INTENT OF PARTIES TO THIS AGREEMENT.

1.1 KeyCom hereby appoints Instanet as Master Agent (i) to undertake the specific objectives set forth in this Agreement (ii) to assist KeyCom in maximizing the growth of Xtran by virtue of providing market extensions being the provision of Locations to Xtran's network which are complementary with the strategic plan of KeyCom including, but not limited to extending the distribution points of Xtran in the United States and Europe including remittance locations to expatriates living abroad, remittance locations in targeted expatriate enclaves or neighborhoods and payout locations in the expatriates' native countries.

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1.2 KeyCom hereby grants Instanet the status of the Exclusive Merchant of Xtran, initially, to execute remittance of funds transfer transactions over World Wide Web, also commonly referred to as the Internet. Instanet intends to construct and implement a website or portal whereby merchant remittance of funds transfer transactions of Xtran may be executed for delivery to Xtran existing and future payout locations whether at such locations as set forth in Definition "D" in this agreement or otherwise any location now or existing in the future of Xtran.

2. APPOINTMENT OF INSTANET AS EXCLUSIVE MERCHANT AND MASTER AGENT OF KEYCOM.

2.1 KeyCom hereby appoints Instanet, Inc. as Exclusive Merchant with those duties, rights and privileges as herein set forth herein.

2.1.1. Grant of Exclusive Rights to Instanet. KeyCom hereby grants to Instanet the exclusive right to execute remittance of funds transfer transactions over World Wide Web on behalf of Xtran. KeyCom hereby grants Instanet the status of the Exclusive Merchant to execute remittance of funds transfer transactions over World Wide Web.

2.1.2 Trademarks KeyCom hereby grants Instanet the exclusive use of the Xtran trademarks and such other vendor trademarks (the "trademarks") used in the ordinary course of KeyCom's business. Such exclusive use of the trademarks shall be limited to Instanet's status as Exclusive Merchant to execute remittance of funds transfer transactions and ultimately payout of such funds tranfer tranactions over World Wide Web. Such use of KeyCom's trademarks and other trademarks granted Instanet shall in no other way interfere with or prohibit the use of KeyCom trademarks or other trademarks in any other way or for any other means. Should additional trademarks become available to KeyCom in the future, such additional trademarks may be used by Instanet, as Exclusive Merchant, to promote and execute remittance of funds transfer transactions over World Wide Web, provided Instanet has received written consent of KeyCom. KeyCom will not unreasonably withhold consent to the use of additional trademarks for the purpose of promotion of Exclusive Merchant's website.

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2.1.3 Exclusive Right to Sell Additional and New Products of Xtran: Should Xtran
offer new or additional products sold over the Xtran POS driven wide area networks utilized by Xtran for funds transfer services, Instanet shall have the exclusive right to sell such new and additional products of KeyCom over the World Wide Web through the website of the Instanet. However, Instanet shall not have the obligation to undertake the sale of new and additional products in its sole discretion.

2.1.4 Instanet shall have the right to enter into agreements with other web-based entities desiring to link business prospects for the purpose of executing Xtran remittance of funds transfer transactions over World Wide Web from the Instanet website. Such rights and business relationship granted potential web-based partners for the sale and execution of remittance of funds transfer transactions over World Wide Web sale of Xtran services shall be at the sole discretion of Instanet. Should Instanet enter into revenue sharing agreements with web-based entities, Xtran shall be solely responsible for revenue sharing and KeyCom shall have no liability or obligation for the payments to any third parties as a result of the business operations of Instanet.

2.1.5 The primary feature of the Instanet website shall be the solicitation and execution of Xtran remittance of funds transfer transactions over World Wide Web. A directory of payout and remittance locations of Xtran will be maintained on the Instanet website. Such directory of Xtran locations shall be updated monthly. The data contained in such directory shall be provided in tab delimited, comma delimited or other format file complementary to Instanet, by KeyCom from time to time. The Instanet website shall be operable as soon as reasonably practicable, but not later than 4 months from the date hereof.

2.1.6 Functionality of Instanet Website. The primary functionality will be the execution of Xtran remittance of funds transfer transactions over World Wide Web. The Instanet website will provide for the collection and payment of funds, less commissions, of the funds to be remitted to an Xtran payout location in the manner currently utilized by Xtran thereby providing the customer with a

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transaction number, security code, a "2 minute" phone card for relaying of the particular transaction number and security code to the recipient. Instanet and KeyCom will fully cooperate and use their best effort to make possible the delivery of appropriate scripts compatible and interfaced with KeyCom servers as whereby the website functions in principal as an Xtran POS. Instanet and KeyCom, at their own expense, shall be responsible for integration of data, technical support, documentation and continuing maintenance whereby information generated by Instanet's website is translated and interfaced into the KeyCom servers and communicates the appropriate functionality back to the Instanet website consistent with information provided by the typical Xtran POS.

2.2 KeyCom hereby appoints Instanet as Master Agent with those duties, rights and privileges as herein set forth herein. KeyCom grants Instanet the right to negotiate and secure Locations. Instanet will inform KeyCom as to the target Locations prior to their acceptance by KeyCom.

2.2.1 Such Locations shall be those points of sale and payout secured by Instanet that conform to the long term and short term strategic plan of KeyCom, whether falling within the scope of strategic targets currently pursued by KeyCom or otherwise the development of Locations that fall within the scope of the long term strategy of KeyCom.

2.2.3 Instanet shall initially concentrate on establishing Locations in the United States and Europe whereby Instanet will use its best effort to identify significant concentrated populations of expatriates inhabiting unique geographical areas and will use its best efforts to establish and synchronize pay out Locations through the development of strategic relationships with financial services companies serving the targeted expatriates' country or domain.

2.2.4 Instanet shall also focus on the development of multiple Locations among retail chain store operations whereby there is some degree of overlap between the expatriate targeted markets. The longer term focus will provide execution of remittance and payout of funds transfer transaction Locations within the United States.

2.2.5 Instanet shall inform KeyCom frequently of the particulars of any given set of Locations pursued by Instanet. KeyCom will notify Instanet immediately should Locations pursued by Instanet interfere with KeyCom's strategic

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objectives. Should KeyCom notify Instanet of a conflict, the parties agree to discuss the conflict of interest in good faith with a view to working together toward accomplishing KeyCom's strategic objectives.

3. FINANCIAL ARRANGEMENTS BETWEEN KEYCOM AND INSTANET

3.1. Location Fee: Instanet will be paid a fee from KeyCom of $225 per Xtran Location established by Instanet: (i) whether Locations serve customers inside or outside of the US; (ii) whether by placement of a POS terminal or software download to an existing terminal; (iii) whether the lead for a location is generated by KeyCom or Instanet, (iv) whether such location is a remittance or pay out location.

3.2. Commissions: Should Locations result in funds transfer transactions whereby any part of an Xtran funds transfer transaction is executed outside the United States, Instanet shall be paid a fee of 9% of the Xtran transaction fee earned, for every transaction executed at the Location, during the existence of such Location. Should funds transfer transactions result in Xtran funds transfer transaction solely within the US, Instanet shall receive 5% of the Xtran transaction fee earned, for every transactions executed at the Location, during the existence of such Location.

3.3 Commissions on Exclusive Merchant Transactions: Instanet shall be paid, in addition to commissions payable to Instanet set forth in Paragraph 3.2., the standard merchant commission fee set forth in KeyCom's promotional materials in the customary manner KeyCom merchants are paid by KeyCom. KeyCom reserves the right to adjust merchant commissions and Xtran transaction fees at any time.

3.4. In consideration of Instanet's representation of KeyCom, Instanet shall be paid a monthly fee in the amount of $3,000 per month, plus approved expenses for location services in Florida. Such monthly retainer is expected to defray the costs inherent in Xtran's current location activities in Florida. It is agreed that Xtran's current location activities will cease at a point in the future. The Florida location activities may or may not be the central focus of Instanet's ordinary course of business, rather such monthly sum is paid Instanet

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for Florida location services in accordance with KeyCom's ongoing strategic objective. Nevertheless Instanet shall be paid in accordance with Paragraphs 3.1 and 3.2. KeyCom may terminate payment for ancillary location services on 30 day's notice to Instanet.

4. RESPONSIBILITY FOR COSTS AND EXPENSES:

4.1 Instanet shall pay it's own cost of implementation and maintenance of its website location and the cost attendant to the generation of Locations on behalf of KeyCom.

4.1. KeyCom shall be responsible for all advertising, customer service, branding and marketing with respect to the Locations whether generated by Instanet or otherwise including all costs of branding of Xtran in general.

5. EFFECTIVE DATE OF AGREEMENT.

This Agreement will become effective on the date first above written, and will continue in effect so long as Instanet remains in business unless terminated as hereinafter provided.

6. KEY COM SHALL BE SOLE SUPPLIER OF XTRAN TERMINALS AND SOFTWARE.

KeyCom shall be the sole supplier to Instanet of XTRAN Terminals. KeyCom shall pay all of costs attendant to XTRAN funds transfer executions. KeyCom shall also be responsible for the costs of software downloads to the established Locations of Instanet Instanet shall not be responsible for any costs beyond the specified costs set forth in this agreement.

7. INDEMNITIES

KeyCom shall not be liable to Instanet, or to anyone who may claim any right due to a relationship with Instanet, for any acts or omissions in the performance of services under the terms of this Agreement or on the part of employees or agents of Instanet unless such acts or omissions are due to willful misconduct. Instanet shall not be liable to KeyCom, or to anyone who may claim any right due to a relationship with KeyCom, for any acts or omissions in the performance of services under the terms of this Agreement or on the part of employees or agents

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of KeyCom unless such acts or omissions are due to willful misconduct. Instanet will hold KeyCom free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from, growing out of, or in any way connected with the services rendered by Instanet under the terms of this Agreement, unless Instanet is judged by a court of competent jurisdiction to be guilty of willful misconduct. KeyCom will hold Instanet free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from, growing out of, or in any way connected with the services rendered by KeyCom under the terms of this Agreement, unless KeyCom is judged by a court of competent jurisdiction to be guilty of willful misconduct.

8. ASSIGNMENT

Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Instanet or KeyCom without the prior written consent of the parties.

9. LOCATIONS TO REMAIN PROPERTY OF KEYCOM

9.1 With the sole exception of the Instanet website and all rights granted Instanet, which shall remain the sole property of Instanet, KeyCom shall provide XTRAN Terminals, all of which shall remain the property of KeyCom. KeyCom will provide promotional materials, displays and informational pamphlets as needed for promoting the Locations. KeyCom will provide logistic support and arrange training providers. KeyCom will upgrade software as required and provide service to the XTRAN system if required. KeyCom shall not be liable for the errors or omissions of Instanet, its customers, agents, servants or employees in the operation of XTRAN. Instanet shall net be liable for the errors or omission of KeyCom, its customers, agents, servants or employees in the operation of Xtran. KeyCom shall make available at its office to Instanet or its authorized representatives such books and records of KeyCom as are relevant to issues raised in this Agreement, such as accounting, confidential information regarding KeyCom's operations during regular business hours and upon reasonable notice in writing to KeyCom by KeyCom.

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10.  TERMINATION OF MASTER AGENT AGREEMENT

Unless otherwise terminated as provided for in this Agreement shall remain in force indefinitely. However, not withstanding the provisions of this Paragraph or other parts of this Agreement, this Agreement shall terminate automatically on the occurrence of (1) bankruptcy or insolvency of either party; (2) assignment of this Agreement by either party without the express written consent of the other party; or the Default of Instanet. should Instanet default in the performance of this Agreement or materially breach any of its provisions, KeyCom, at KeyCom's option, may terminate this Agreement by giving written notification to Instanet. For the purposes of this paragraph, material breach of this Agreement shall include, but not be limited to consulting or advising any entity which is direct competition with KeyCom. Should KeyCom default in the performance of this Agreement or materially breach any of its provisions, Instanet, at Instanet's option, may terminate this Agreement by giving written notification to KeyCom. For the purposes of this paragraph, material breach of this Agreement shall include, but not be limited to failure to pay Instanet all or any part of the compensation as provided in t his Agreement when due, Instanet, at Instanet's option, may terminate this Agreement if the failure is not remedied by KeyCom within 30 days of such notice.

11. NON-DISCLOSURE AND NON-CIRCUMVENTION

11.1 Non-Circumvention. KeyCom and Instanet, intending to be legally bound, hereby irrevocably agree not to attempt to circumvent, avoid or bypass each other, directly, or indirectly for the purpose of avoiding payment of fees or commissions, or otherwise, by way of any KeyCom, trust partnership, or other entity, or individually, by either party to the other, in conjunction with transaction or transactions of business involving said parties.

11.2 Non-Disclosure. Instanet or KeyCom will neither disclose nor reveal to any third party, in any manner, any confidential information provided by the other, including, but not limited to, names, address, telexes, facsimile, and telephone numbers or any means or access thereto, including bank information, software information, code or reference and/or privileged information without the specific prior written consent of the other party as required by law.

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12. GENERAL PROVISIONS

12.1 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

12.2 Entire Agreement. This Agreement supersedes any and all agreements, either oral or in writing, between the parties hereto with respect to the rendering of services by Instanet for KeyCom, and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only should such agreement be amended in writing by the parties hereto.

12.3 Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

12.4 Successors. This Agreement shall be binding on the parties' successors in interest and assigns.

12.5 Arbitration. Any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this Agreement will, on the written request of one party served on the other, be submitted to arbitration. The arbitration will comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. The parties will each appoint one person to hear and determine the dispute and if they are unable to agree, then

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the two persons so chosen will select a third impartial arbitrator whose decision will be final and conclusive on both parties. The cost of arbitration will be borne in such proportions as the arbitrators decide.

12.6 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Executed at Los Angeles County, California, on the date and year first above written

12.8 Independent Contractor. Instanet is an independent contractor by virtue of this contract. No other legal relationship is created or to be inferred or construed by the existence of this agreement.



Accepted and Agreed:                        Accepted and Agreed:



Instanet, Inc.                              KeyCom, Inc.
By:___________________________              By:______________________________
President                                   President


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